                                    GUARANTY


                  GUARANTY dated as of April 14, 2000 (this "Guaranty") made by Grant Prideco, Inc. ("GPI") and each of its direct and indirect subsidiaries specified in Schedule 1 (each a "Guarantor," and collectively, the "Guarantors") in favor of Transamerica Business Credit Corporation, as agent for the Lenders referred to below (in such capacity, the "Agent").


                              W I T N E S S E T H :


                  WHEREAS, the subsidiaries of GPI specified in Schedule 2 (the "Borrowers"), the lenders party thereto (the "Lenders") and the Agent are parties to the Loan and Security Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) pursuant to which the Lenders have agreed to make Loans to, and to provide for the issuance of Letters of Credit for the account of, the Borrowers, subject to the terms and conditions set forth in the Loan Agreement;

                  WHEREAS, each Guarantor is an Affiliate of each Borrower, has an interest in the financial affairs and well being of each Borrower and will benefit from the Loan Agreement; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Guarantors shall have executed and delivered this Guaranty in favor of the Agent for the benefit of the Lenders.

                  NOW, THEREFORE, in consideration of the promises contained herein and to induce the Agent and the Lenders to enter into the Loan Agreement, and to make Loans to, and to provide for the issuance of Letters of Credit for the account of, the Borrowers thereunder, the Guarantors hereby agree as follows:

                  SECTION 1. GUARANTY.

                           (a) Each Guarantor, jointly and severally, hereby
unconditionally and irrevocably (i) guarantees to the Agent for the benefit of the Lenders the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations and
(ii) agrees to pay all costs and expenses incurred by the Agent (including the fees and disbursements of counsel and other professionals) in connection with
(a) enforcing or defending its rights under or in respect of this Guaranty or any other document or instrument now or hereafter executed and delivered in connection herewith, or (b) collecting the Obligations or otherwise administering this Guaranty.

                           (b) Each Guarantor hereby agrees that all payments
hereunder will be paid to the Agent for the benefit of the Lenders without setoff, deduction or counterclaim at the office of the Agent located at the address specified in Section 9 in U.S. Dollars, in the case of the U.S. Loans and the other Obligations of the U.S. Borrowers, and in the same currency as the currency in which the Cdn. Loans were made (U.S. Dollars or Cdn. Dollars), in the case of the Cdn. Loans and the other Obligations of the Cdn. Borrower, in each case in immediately available funds.

                           (c) Anything contained in this Guaranty to the
contrary notwithstanding, the amount of the obligations payable by any of the Guarantors under this Guaranty shall be the aggregate amount of the Obligations unless a court of competent jurisdiction adjudicates such Guarantor's obligations to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), in which case the amount of the obligations payable by such Guarantor hereunder shall be limited to the maximum amount that could be guaranteed by such Guarantor without rendering such Guarantor's obligations under this Guaranty invalid or unenforceable under such applicable law.

                  SECTION 2. GUARANTY ABSOLUTE. Each Guarantor, jointly and severally, guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement, the Notes and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Lenders with respect thereto. The liability of each of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of:

                           (a) any lack of validity, regularity or
enforceability of the Loan Agreement or any other Loan Document;

                           (b) any lack of validity, regularity or
enforceability of this Guaranty;

                           (c) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other Loan Document;

                           (d) any exchange, release or non-perfection of any
security interest in any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                           (e) any failure on the part of the Agent, any Lender
or any other Person to exercise, or any delay in exercising, any right under the Loan Agreement or any other Loan Document; or

                           (f) any other circumstance which might otherwise
constitute a defense available to, or a discharge of, any of the Borrowers, any Guarantor or any other guarantor with respect to the Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that the Borrowers may assert to the repayment of the Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury), this Guaranty and the obligations of the Guarantors under this Guaranty.

Each Guarantor hereby agrees that if any Borrower or any other guarantor of all or a portion of the Obligations is the subject of a bankruptcy proceeding under the Bankruptcy Code, it will not assert the pendency of such proceeding or any order entered therein as a defense to the timely payment of the Obligations. Each Guarantor hereby waives notice of or proof of reliance by the Agent or the Lenders upon this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or reduced (as to the Borrowers only) in reliance upon this Guaranty.

                  SECTION 3. WAIVER. Each Guarantor hereby waives (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any of the amounts payable under Section 1(a)(ii) and
(b) any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Borrowers or any other Person or any collateral.

                  SECTION 4. SUBROGATION. Each Guarantor hereby agrees that it will not exercise or assert any rights or claims which it may acquire against the Borrowers or any other guarantor of all or part of the Obligations that arise from the existence, payment, performance or enforcement of its obligations hereunder (including, without limitation, any rights or claims of subrogation, reimbursement or contribution), until the termination of the Commitments, the indefeasible payment in full in cash of the Obligations and the termination, Collateralization or expiration of all Letters of Credit. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent for the benefit of the Lenders to be credited and applied against the Obligations and all other amounts payable under Section 1(a)(ii), whether matured or unmatured, in such order as the Agent may determine. Nothing contained herein shall prohibit, limit or restrict intercompany loan repayments and prepayments, intercompany dividends and other intercompany transfers to the extent not prohibited under the Loan Agreement and this Guaranty.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES.

                           (a) The representations and warranties made by the
Borrowers in the Loan Agreement are true and correct insofar as such representations and warranties relate to such Guarantor in its capacity as a Loan Party or a Designated Affiliate.

                           (b) Each Guarantor has, independently and without
reliance upon the Agent or any of the Lenders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

                  SECTION 6. COVENANTS. Each Guarantor covenants and agrees that, until the termination of the Commitments, the payment in full of the Obligations and the termination, Collateralization or expiration of all Letters of Credit, such Guarantor will perform, observe and otherwise comply with all of the terms, covenants and agreements contained in the Loan Agreement insofar as such terms, covenants and agreements relate to such Guarantor in its capacity as a Loan Party or a Designated Affiliate.

                  SECTION 7. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that the Agent, any Lender or any of their respective Affiliates may have under applicable law, and whether or not the Agent has made any demand or the obligations of the Guarantors have matured, the Agent, the Lenders and their respective Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Agent, any of the Lenders or any of their Affiliates to or for the credit or the account of any Guarantor or any Guarantor's Affiliate against any and all of the Obligations. In the event that the Agent or any Lender exercises any of its rights under this Section 7, the Agent or such Lender shall provide notice to the Administrative Borrower of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

                  SECTION 8. SURVIVAL OF PROVISIONS. All representations, warranties and covenants made by each Guarantor in this Guaranty shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.

                  SECTION 9. NOTICES. All notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to the Agent, then to Transamerica Business Credit Corporation, 555 Theodore Fremd Avenue, Suite C-301, Rye, New York 10580, Telecopy: (914) 921-0110, Attn.: Mr. Steven R. Fischer, Executive Vice President, with a copy to Transamerica Business Credit Corporation, 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018,
Telecopy: (847) 685-1143, Attn.: General Counsel, and if to a Guarantor, then to such Guarantor at Grant Prideco, Inc., 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380, Telecopy: (281) 297-8688, Attn.: Ms. Frances R. Powell and Philip A. Choyce, Esq., with a copy to Fulbright & Jaworski, L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Telecopy: (713) 651-5246, Attn:
Joshua P. Agrons, Esq., or in each case, to such other address as the Guarantors or the Agent may specify to the other party in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

                  SECTION 10. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Guaranty, or consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 11. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  SECTION 12. COUNTERPARTS; TELECOPIED SIGNATURES. This Guaranty and any waiver or amendment hereto may be executed in counterparts and by the Guarantors in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                  SECTION 13. SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 14. INTERPRETATION. All terms not defined herein or in the Loan Agreement shall have the meaning set forth in the Code, except where the context otherwise requires. To the extent a term or provision of this Guaranty conflicts with the Loan Agreement and is not addressed herein with more specificity, the Loan Agreement shall control with respect to the subject matter of such term or provision.

                  SECTION 15. CONTINUING GUARANTY; ASSIGNMENTS OF GUARANTEED DEBT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until released in accordance herewith, (b) be binding upon each Guarantor and its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors and assigns. Without limiting the generality of the foregoing clause
(c), the Agent may, in accordance with the terms of the Loan Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to the Agent herein or otherwise, in each case as provided in the Loan Agreement.

                  SECTION 16. REINSTATEMENT. To the extent permitted by law, this Guaranty shall continue to be effective or be reinstated if at any time any amount received by the Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by the Agent upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding applicable to a Guarantor, or upon or during the occurrence of any dissolution, liquidation or winding up of a Guarantor, all as though such payments had not been made.

                  SECTION 17. ADDITIONAL GUARANTORS. Under (and subject to all the terms and restrictions set forth in) Section 7.2(l) of the Loan Agreement, certain Subsidiaries of the Borrowers that are not in existence or otherwise are not Guarantors on the date of the Loan Agreement are required to become borrowers under the Loan Agreement or to enter into this Guaranty, all as more specifically set forth therein. Upon execution and delivery by the Agent and such a Subsidiary of an instrument substantially in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as any other Guarantor herein and such Subsidiary shall automatically be deemed to be added to the Guaranty without any further action. The execution and delivery of any such instruments shall not require the consent of the Borrowers or any then existing Guarantor hereunder. The rights and obligations of each then existing Guarantor shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

                  SECTION 18. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Guaranty constitutes the entire agreement among the parties, supersedes any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns.

                  SECTION 19. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTY AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

                  SECTION 20. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY GUARANTOR AND THE AGENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT ON BEHALF OF THE LENDERS SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY GUARANTOR IN ANY LOCATION REASONABLY SELECTED BY THE AGENT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. EACH GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION 21. SERVICE OF PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CSC UNITED STATES CORPORATION, 80 STATE STREET, 6TH FLOOR, ALBANY, NEW YORK 12207, AS THE DESIGNEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE GUARANTORS, BUT THE FAILURE OF THE GUARANTORS TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 22. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO
(I) THIS GUARANTY OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF A GUARANTOR, THE AGENT OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                  SECTION 23. LIMITATION OF LIABILITY. THE AGENT SHALL HAVE NO LIABILITY TO ANY GUARANTOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT. THE GUARANTORS HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its (or its managing member's) proper and duly authorized officer as of the date first set forth above.


                                   GRANT PRIDECO, INC.



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President


                                   CHANNELVIEW REAL PROPERTY, INC.



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President


                                   XL SYSTEMS INTERNATIONAL, INC.



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President


                                   XLS HOLDING, INC.



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President



                                   TA INDUSTRIES, INC.



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President

                                   TUBE-ALLOY CAPITAL CORPORATION



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President



                                   TUBE-ALLOY CORPORATION INTERNATIONAL



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President


                                   PETROLEUM EQUIPMENT SUPPLY COMPANY



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President


                                   GRANT AUSTRIA, INC.



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President


                                   GRANT PRIDECO HOLDING, LLC



                                   By:/s/ PHILIP A. CHOYCE
                                      ------------------------------------------
                                      Philip A. Choyce
                                      Vice President

                                   GRANT PRIDECO USA, LLC



                                   By:/s/ LINDA S. BUBACZ
                                      ------------------------------------------
                                      Name: Linda S. Bubacz
                                      Title: Vice President


                                   GRANT PRIDECO TECHNOLOGY, INC.



                                   By:/s/ LINDA S. BUBACZ
                                      ------------------------------------------
                                      Name: Linda S. Bubacz
                                      Title: Vice President